EXHIBIT 4(v)

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1                         Document Number
Carson City, Nevada 89701-4299                         20070838519-73
(775) 684-5708                                         Filed Date and Time
Website: secretaryofstate.biz                          12/10/2007 2:35PM
                                                       Entity Number C14364-2004
                                                       Filed in the office of
                                                       /s/ Ross Miller
                                                       Secretary of State
                                                       State of Nevada

    CERTIFICATE OF DESIGNATION
BEFORE ISSUANCE OF CLASS OR SERIES
     (PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY-DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.1955 BEFORE ISSUANCE OF CLASS OR SERIES)

1.   NAME OF CORPORATION:

International Building Technologies Group, Inc.

2.   THE ORIGINAL CLASS OR SERIES OF STOCK SET FORTH:

Series D Preferred stock.

3. BY RESOLUTION OF THE BOARD OF DIRECTORS THE ORIGINAL CLASS OR SERIES IS AMENDED AS FOLLOWS:

Pursuant to the provisions of NRS.1955 of the Nevada Statutes, International Building Technologies Group, Inc. a Nevada profit corporation adopts the following Articles of Amendment to the Articles of Incorporation.

FIRST.  The  Amendment  adopted.   Article  VI  of  the  Company's  Articles  of
Incorporation, as previously amended, is hereby amended to read in its entirety as follows:

There is hereby designated a series of the preferred stock to be called the "Series D Preferred Stock" to consist of 10,000,000 shares and to have the following terms: (please see attached Exhibit A for changes to previously designated Series D preferred stock).

4. AS OF THE DATE OF THIS CERTIFICATE NO SHARES OF THE CLASS OR SERIES OF STOCK HAVE BEEN ISSUED.

5.   EFFECTIVE DATE OF FILING (OPTIONAL):
     (MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)

6.   OFFICER SIGNATURE (REQUIRED): X /s/ Kenneth Yeung

FILING FEE: $175.00
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.
This form must be accompanied by appropriate fees.

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
               OF INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.

     Pursuant to the provisions of NRS 78.1955 of the Nevada Statutes, International Building Technologies Group, Inc. a Nevada profit corporation adopts the following Articles of Amendment to the Articles of Incorporation

     FIRST. The Amendment adopted. Article VI of the Company's Articles of Incorporation, as previously amended, is hereby amended to read in its entirety as follows:

     There is hereby designated a series of the preferred stock to be called the "Series D Preferred Stock" to consist of 10,000,000 shares and to have the following terms:

1. Dividends. Except as provided herein, the holder of outstanding shares of the Series D Preferred Stock shall be entitled to receive cash, stock, or other property, as dividends when, as, and if declared by the Board of Directors of the Company. If shares of the Series D Preferred Stock or the common stock of the Company, par value $0.001 per share (the "Common Stock") are to be issued as a dividend, any such shares shall be issued at Market Value. "Market Value" for the Common Stock for the purposes of the Certificate of Designation shall mean the average of the bid and ask prices for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors. "Market Value" with respect to any shares of the Series D Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.

2. Redemption Rights. Subject to the applicable provisions of Nevada law, the Company, at the option of its directors, and with the consent of a majority of the stockholders of the Series D Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series D Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series D Preferred Stock. Upon redemption the Company shall pay for each share redeemed the Market Value, payable in cash. Such redemption shall be on an all-or-nothing basis.

     At least 30 days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series D Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series D Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore, notwithstanding that the certificates evidencing any Series D Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore.

     If, on or prior to any date fixed for redemption of Series D Preferred Stock, the Company deposits, with any bank or trust company as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the
     shares  without  interest,   upon  the  surrender  of  their   certificates
     therefore. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Series D Preferred Stock so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Company the Market Value (the "Liquidation Rate") before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the
     Series D Preferred Stock; provided, however, that the payment or distribution of the Liquidation Rate shall be made pari passu with the payment or distribution of any liquidation rights of the holders of the Company's Series B Preferred Stock.

     a The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of the Paragraph 3, but the merger or consolidation of the Company into or with the Company shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3.

     b After the payment to the holders of shares of the Series D Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series D Preferred Stock, the holders of the Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

     c In the event the assets of the Company available for distribution to the holders of the Series D Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series D Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series D Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

4. Conversion of Series D Preferred Stock. At any time from date of issuance (the "Conversion Right Date"), the holder of shares of the Series D Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Series D Preferred Stock into shares of the

     Common Stock. Such right to convert shall commence as of the Conversion Right Date and shall continue thereafter for a period of 10 years, such period ending on the 10th anniversary of the Conversion Right Date. In the event that the holder of the Series D Preferred Stock elects to convert such shares into Common Stock, the holder shall have 60 days from the date of such notice in which to tender his shares of Series D Preferred Stock to the Company. Any such term shall be upon the other following terms and conditions:

     a Certain Defined Terms. For purposes of this Certificate of Amendment setting forth the terms of the Series D Preferred Stock, the following terms shall have the following meanings:

          i. "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security at 4:00 p.m. Eastern Standard Time on the NASDAQ National Market as reported by Bloomberg, or, if the NASDAQ National Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security at 4:00 p.m. Eastern Standard Time on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last closing trade prices of such security at 4:00 p.m. Eastern Standard Time in the over-the counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid and the ask prices of such security as reported by Bloomberg, or, if no bid or ask prices are reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company.

          ii. "Conversion Rate" means, as of any Conversion Date (as defined below) or other date of determination, the quotient of: (i) the Conversion Value, DIVIDED BY (ii) 70% of the Market Price, subject to adjustment as provided herein.

          iii. "Conversion  Value"  shall  initially  mean  $1.00,   subject  to
               adjustment as provided herein.

          iv. "Market Price" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the lowest three closing bid prices for such security within the previous 20 consecutive trading days immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

     b Conversion Right. The number of shares of Common Stock issuable upon any Conversion Date shall be determined by multiplying the number of shares of Series D Preferred Stock to be converted by the Conversion Rate.

     c Adjustment of Conversion Rate for Certain Events. The Conversion Rate will be subject to adjustment from time to time as follows:

          i. Adjustment of Conversion Rate Upon Subdivision or Combination of the Series D Stock. If the Company at any time subdivides the authorized Series D Preferred Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines the Common Stock (by combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased.

          ii. Reorganization, Reclassification, Consolidation, Merger, or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, or other similar transaction which is effected in such a way that holders of the Common Stock are
               entitled  to  receive   (either   directly  or  upon   subsequent
               liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an
               "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series D Preferred Stock, to ensure that each of the holders of shares of the Series D Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series D Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of the Series D Preferred Stock had such Organic Change not taken place. In any such case, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series D Preferred Stock, with respect to such holders' rights and interests to ensure that the provisions of this paragraph and paragraph 4(d) below will thereafter be applicable to the Series D Preferred Stock. The Company will not effect any such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series D Preferred Stock, the obligation to deliver to each holder of shares of the Series D Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire.

          iii. Notices. Immediately upon any adjustment of the Conversion Rate, the Company will give written notice of such adjustment to each holder of shares of the Series D Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company will give written notice to each holder of shares of the Series D Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock. The Company will also give written notice to each holder of the Series D Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

     d Mechanics of Conversion. To convert shares of the Series D Preferred Stock into full shares of the Common Stock on any date (the "Conversion Date"), the holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to 11:59 p.m., Pacific Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as Attachment A (the "Conversion Notice"), and (ii) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a "Preferred Stock Certificate") representing the shares of the Series D Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of the originally executed Conversion Notice to such holder. Within five business days of the Company's receipt of the originally executed Conversion Notice and the holder's Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled.

     e Mandatory Conversion. Upon written request from the company, Holder agrees to convert its Preferred Stock to common stock of INBG on a mandatory basis.

     f Record Holder. The person or persons entitled to receive shares of the Common Stock issuable upon conversion of shares of the Series D Preferred Stock shall be treated for all purposes as the record holder of such shares of the Common Stock on the Conversion Date.

     g Fractional Shares. The Company shall not be required to issue any fraction of a share of the Common Stock upon any conversion. All shares of the Common Stock, including fractions thereof, issuable upon conversion of more than one share of the Series D Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of it share of the Common Stock, the Company, shall round such fraction of a share of the Common Stock up or down to the nearest whole share.

     h Reissuance of Certificates. In the event of a conversion of less than all of the shares of the Series D Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series D Preferred Stock a new Series D Preferred Stock Certificate representing the remaining shares of the Series D Preferred Stock which were not converted.

5. Reservation of Shares. The Company shall, so long as any of the share of the Series D Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all the outstanding shares of the Series D Preferred Stock.

6. Preferred Status. The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series D Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series D
     Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series D Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation. Dissolution and winding up of the Company described in Paragraph 3 above.

7. Restriction on Dividends. If any shares of the Series D Preferred Stock are outstanding the Company shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the Series D Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock. Notwithstanding the foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock so long as the Company simultaneously pays each holder of shares of the Series D Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder's shares of the Series D Preferred Stock had been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

8. Vote to Change the Terms of the Series D Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series D Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred Stock.

9. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series D Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series D Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series D Preferred Stock Certificates if the holder thereof contemporaneously requests the Company to convert such shares of the Series D Preferred Stock into the Common Stock.

10. Voting. The holders of the Series D Preferred Stock shall have no voting rights on any matter submitted to the shareholders of the Company of their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

     SECOND. The date of the Amendment is December 3, 2007.

     THIRD. The Amendment was duly adopted by the Directors Messrs. Yeung and Chin of the Company without shareholder action and shareholder action was not required.

Signed this 3rd day of December, 2007.

INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.

By /s/ Kenneth Yeung                                By /s/ Peter Chin
   -------------------------                           -------------------------
   Kenneth Yeung - President                           Peter Chin - Secretary

                                 ATTACHMENT "A"

                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
                                CONVERSION NOTICE

     In accordance with and pursuant to the provisions of the Statement of Resolution Establishing Series D Preferred Stock of International Building Technologies Group Inc., the undersigned hereby elects to convert the number of shares of Series D Preferred Stock, par value $0.01 per share, of International Building Technologies Group Inc. (the "Company"), indicated below into shares of the Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of the Series D Preferred Stock specified below as of the date specified below.

     The undersigned acknowledges that the securities issuable to the undersigned upon conversion of shares of the Series D Preferred Stock may not be sold, pledged, hypothecated or otherwise transferred unless such securities are registered under the Securities Act, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon any conversion of the shares of the Series D Preferred Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Date of Conversion:__________________________

Number of shares of the Series D Preferred Stock to be converted:_______________________________________________________________

Stock Certificate No(s). of the shares of the Series D Preferred Stock to be converted:_________________________________________________________

Conversion Rate:_____________________________________

Number of shares of the Common Stock to be issued:_______________________

Name in which shares of the Common Stock are to be issued:__________________________________________________________________


/s/ Kenneth Yeung
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Signature

Kenneth Yeung
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Printed Name and Address